Exhibit 21.1

LIST OF SUBSIDIARIES OF CORRECTIONS CORPORATION OF AMERICA

ACS Corrections of Texas, LLC, a Texas limited liability company

Avalon Corpus Christi Transitional Center, LLC, a Texas limited liability company

Avalon Correctional Services, Inc., a Nevada corporation

Avalon Staffing, LLC, an Oklahoma limited liability company

Avalon Transitional Center Dallas, LLC, a Texas limited liability company

Avalon Tulsa, LLC, an Oklahoma limited liability company

Carver Transitional Center, LLC, an Oklahoma limited liability company

CCA Health Services, LLC, a Tennessee limited liability company

CCA International, LLC, a Delaware limited liability company

CCA of Tennessee, LLC, a Tennessee limited liability company

CCA South Texas, LLC, a Maryland limited liability company

CCA TRS, LLC, a Maryland limited liability company

CCA (UK) Ltd., a United Kingdom corporation

CoreCivic, LLC, a Delaware limited liability company

Correctional Alternatives, LLC, a California limited liability company

EP Horizon Management, LLC, a Texas limited liability company

Fort Worth Transitional Center, LLC, an Oklahoma limited liability company

Prison Realty Management, LLC, a Tennessee limited liability company

Southern Corrections System of Wyoming, LLC, an Oklahoma limited liability company

Technical and Business Institute of America, LLC, a Tennessee limited liability company

TransCor America, LLC, a Tennessee limited liability company

TransCor Puerto Rico, Inc., a Puerto Rico corporation

Turley Residential Center, LLC, an Oklahoma limited liability company